Exhibit 99.1

Contact: Charity Frantz
January 17, 2019	570-724-0225
charityf@cnbankpa.com

C&N DECLARES QUARTERLY AND SPECIAL DIVIDENDS AND Announces 2018 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and annual periods ended December 31, 2018.

Dividend Declared

C&N’s Board of Directors has declared a regular quarterly cash dividend of $0.27 per share and a special cash dividend of $0.10 per share. The dividends are payable on February 8, 2019 to shareholders of record as of January 28, 2019. Declaration of the dividend was made at the January 17, 2019 meeting of C&N’s Board of Directors.

Unaudited Financial Information

Net income was $0.46 per diluted share in the fourth quarter 2018, up from $0.45 in the third quarter 2018 and $0.16 in the fourth quarter 2017. For the year ended December 31, 2018, net income was $1.79 per diluted share as compared to $1.10 in 2017. Annual earnings for 2018 included a net benefit of $0.13 per diluted share from gains on a restricted equity security (Visa Class B stock) and a loss on available-for-sale debt securities. Fourth quarter 2017 and annual 2017 earnings were negatively impacted by a reduction in the federal corporate income tax rate to 21%, effective January 1, 2018, from the 35% marginal tax rate prior to the change. In the fourth quarter 2017, C&N recorded additional income tax expense of $0.18 per share related to a reduction in the carrying value of the net deferred tax asset due to the change in tax rate. Annual 2017 earnings also included a net benefit of $0.02 per share from net gains on sales of available-for-sale debt securities.

As described in more detail below, C&N’s 2018 earnings results, as compared to 2017, include a significant benefit from the reduction in the federal income tax rate.

The following table provides a reconciliation of C&N’s fourth quarter and annual unaudited 2018 and 2017 earnings under U.S. generally accepted accounting principles (U.S. GAAP) to comparative non-U.S. GAAP results excluding the 2017 impact of the change in the federal income tax rate as well as the 2018 gain on Visa Class B stock and gains and losses on available-for-sale debt securities in both years. Management believes disclosure of 2018 and 2017 earnings results, adjusted to exclude the impact of these items, provides useful information to investors for comparative purposes.

RECONCILIATION OF NET INCOME AND
DILUTED EARNINGS PER SHARE TO NON-U.S.
GAAP MEASURE
(Dollars In Thousands, Except Per Share Data)

(Unaudited)	4th Quarter 2018				4th Quarter 2017
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$6,702	$1,021	$5,681	$0.46	$5,479	$3,536	$1,943	$0.16
Additional Income Tax Provision Resulting from
Change in Tax Rate		0	0			(2,159)	2,159
Net Losses on Available-for-sale Debt Securities	4	1	3		0	0	0
Adjusted Earnings, Excluding Effect of Change in
Tax Rate and Net Losses on Available-for-sale
Debt Securities (Non-U.S. GAAP)	$6,706	$1,022	$5,684	$0.46	$5,479	$1,377	$4,102	$0.34

	Year Ended Dec. 31, 2018				Year Ended Dec. 31, 2017
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$26,263	$4,250	$22,013	$1.79	$20,590	$7,156	$13,434	$1.10
Additional Income Tax Provision Resulting from
Change in Tax Rate		0	0			(2,159)	2,159
Less: Gain on Restricted Equity Security	(2,321)	(487)	(1,834)		0	0	0
Net Losses (Gains) on Available-for-sale Debt
Securities	288	60	228		(257)	(90)	(167)
Adjusted Earnings, Excluding Effect of Change in
Tax Rate, Gain on Restricted Equity Security and
Net Gains and Losses on Available-for-sale
Debt Securities (Non-U.S. GAAP)	$24,230	$3,823	$20,407	$1.66	$20,333	$4,907	$15,426	$1.26

(1)	Income tax has been allocated to the gain on restricted equity security and net losses (gains) on available-for-sale debt securities at marginal income tax rates of 21% for 2018 and 35% for 2017.

Additional highlights related to C&N’s fourth quarter and annual 2018 unaudited U.S. GAAP earnings results as compared to the third quarter 2018 and comparative periods of 2017 are presented below.

Fourth Quarter 2018 as Compared to Third Quarter 2018

Net income was $5,681,000 in the fourth quarter 2018. In comparison, third quarter 2018 net income was $5,586,000, including an after-tax benefit from securities gains (primarily Visa Class B stock) of $450,000. The effective tax rate (income tax provision as a percentage of income before tax), which includes adjustments to the marginal rate for the impact of tax-exempt interest income and other factors, was 15.2% for the fourth quarter 2018, down from 16.6% for the third quarter 2018. The lower effective tax rate in the fourth quarter 2018 included the effect of tax-exempt noninterest income from a split-dollar life insurance claim as described in more detail below. Other significant variances were as follows:

•	Net interest income increased $433,000 (3.7%) in the fourth quarter 2018 as compared to the third quarter. The net interest margin was 4.01% in the fourth quarter 2018, up from 3.87% for the third quarter. The average yield on earning assets increased 0.17% while the average rate paid on interest-bearing liabilities increased 0.04%. The increased yield on earning assets included the effects of an increase in yield on loans to 5.21% in the fourth quarter from 5.06% in the third quarter, reflecting the effects of increases in yields on new transactions and an estimated 0.07% benefit from an increase in fees and other adjustments from commercial loan pay-offs. The average yield on available-for-sale debt securities was 2.83% in the fourth quarter 2018, up from 2.71% in the third quarter 2018. The average rate paid on interest-bearing deposits increased to 0.54% in the fourth quarter 2018 from 0.52% in the third quarter. Average earning assets decreased slightly in the fourth quarter 2018, as seasonal reductions in municipal deposits contributed to a $10,581,000 reduction in average total deposits. Average loans outstanding increased $6,033,000 (0.7%) from the third quarter, and average available-for-sale debt securities increased $11,550,000 while interest-bearing deposits in other banks decreased by $18,458,000.

•	The provision for loan losses was $252,000 in the fourth quarter 2018, up from $60,000 in the third quarter. The fourth quarter 2018 provision included the effects of establishing a specific allowance of $584,000 on a commercial loan relationship with total loans outstanding of $1,266,000 at December 31, 2018. The fourth quarter 2018 provision was effectively reduced by the impact of a partial recovery of a previous charge-off, as settlement was reached and payments totaling approximately $703,000 received on a commercial participation loan for which a partial charge-off of $595,000 had been recorded in 2016, resulting in a fourth quarter 2018 recovery of $311,000.

•	Noninterest income totaled $5,040,000 in the fourth quarter 2018, up $578,000 from the third quarter amount. Other noninterest income increased $452,000. Within this category C&N recognized income totaling $438,000 from a life insurance arrangement in which benefits were split between the Company and the heirs of a former employee. Total Trust and brokerage revenue increased $101,000 in the fourth quarter 2018 over the third quarter total.

•	Noninterest expense totaled $10,074,000 in the fourth quarter 2018, up $241,000 (2.5%) from the third quarter total. Salaries and wages expense increased $348,000, including an increase of $260,000 in incentive-related compensation expense based on higher 2018 earnings performance as compared to identified peer levels than had been assumed in estimates used to record expense in the first nine months of 2018.

Fourth Quarter 2018 as Compared to Fourth Quarter 2017

Net income of $5,681,000 in the fourth quarter 2018 was $3,738,000 higher than the fourth quarter 2017 amount. Excluding the effect of the income tax rate change on fourth quarter 2017 earnings and the after-tax impact of net (losses) gains on available-for-sale debt securities as described above, adjusted fourth quarter 2018 net income of $5,684,000 exceeded adjusted fourth quarter 2017 net income of $4,102,000 by $1,582,000 (38.6%). Pre-tax income, excluding net (losses) gains on available-for-sale debt securities, totaled $6,706,000 in the fourth quarter 2018, an increase of $1,227,000 (22.4%) over adjusted pre-tax income of $5,479,000 in the fourth quarter 2017. Excluding the additional income tax provision in the fourth quarter 2017 resulting from the change in the federal income tax rate and net losses on available-for-sale debt securities, the effective tax rate of 15.2% for the fourth quarter 2018 was significantly lower than the comparative fourth quarter 2017 effective tax rate of 25.1%. Other significant earnings-related variances were as follows:

•	Net interest income increased $1,206,000 (11.2%) in the fourth quarter 2018 over the fourth quarter 2017 amount. Total interest and dividend income increased $1,519,000, while interest expense increased $313,000. The net interest margin of 4.01% for the fourth quarter 2018 was 0.17% higher than the fourth quarter 2017 level. The average fully taxable equivalent yield on earning assets increased to 4.44% in the fourth quarter 2018 from 4.18% in the fourth quarter 2017, as the average yield on loans increased to 5.21% from 4.88%. The improvement in average yield includes the effects of increases in interest rates. Average total loans outstanding were higher by $23.6 million (2.9%) in the fourth quarter 2018 as compared to the fourth quarter 2017. The average balance of available-for-sale debt securities was higher by $10.6 million in the fourth quarter 2018 over the fourth quarter 2017. Average total deposits were $31.4 million (3.1%) higher in the fourth quarter 2018 as compared to the fourth quarter 2017. The average rate paid on interest-bearing liabilities was 0.63% in the fourth quarter 2018, up 0.15% from the fourth quarter 2017. The average rate paid on interest-bearing deposits was up 0.19% in the fourth quarter 2018 over the fourth quarter 2017, while the average cost of borrowed funds dropped to 2.10% from 2.39% because of the pay-off of higher-cost borrowings that matured in the latter portion of 2017.

•	The provision for loan losses of $252,000 in the fourth quarter 2018 was higher than the fourth quarter 2017 amount by $229,000. As noted above, the fourth quarter 2018 provision included the net impact of a newly established specific allowance of $584,000 on a commercial loan relationship, partially offset by the effect of a $311,000 recovery related to a commercial participation loan with a prior charge-off. In comparison, the fourth quarter 2017 provision included $179,000 related to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period and reductions totaling $156,000 in the collectively determined and unallocated portions of the allowance for loan losses.

•	Noninterest income increased $923,000 (22.4%) in the fourth quarter 2018 over the fourth quarter 2017 amount. Other noninterest income increased $551,000, including $438,000 from the life insurance transaction described above as well as an increase of $41,000 in dividends received on Federal Home Loan Bank of Pittsburgh stock. Service charges on deposit accounts increased $173,000 (14.9%) in the fourth quarter 2018 over the fourth quarter 2017 total, mainly due to increased fees from the overdraft privilege program and reflecting the impact of changes to the program that were instituted early in 2018. Interchange revenue from debit card transactions increased $94,000 (16.4%), reflecting an increase in transaction volume. Total Trust and brokerage revenue increased $87,000 (5.2%), including increased volume-related growth in brokerage revenue of $54,000.

•	Total noninterest expense increased $673,000 (7.2%) in the fourth quarter 2018 over the fourth quarter 2017 amount. The more significant variances were as follows:
➢	Salaries and wages expense increased $630,000, including an increase of $431,000 in estimated cash and stock-based compensation expense and an increase in the average number of full-time equivalent employees (FTEs) to 299 in the fourth quarter 2018 from 294 in the fourth quarter 2017.
➢	Other noninterest expense increased $218,000, including increases in attorney fees associated with loan collection activities and related to C&N’s pending acquisition of Monument Bancorp, Inc.(Monument), as well as increases in consulting fees related to the overdraft privilege program and expenses related to the credit card program.
➢	Data processing expenses increased $127,000, including increases in costs related to document imaging and a new loan origination system implemented in 2018.
➢	Pensions and other benefits expense decreased $266,000, reflecting a significantly lower level of claims under the partially self-insured plan in the fourth quarter 2018 as compared to the fourth quarter 2017.

Year Ended December 31, 2018 as Compared to 2017

For the year ended December 31, 2018, net income totaled $22,013,000, an increase of $8,579,000 over 2017. Excluding the effect of the income tax rate change on 2017 earnings and the after-tax impact of the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities as described above, adjusted annual 2018 net income of $20,407,000 exceeded adjusted net income for 2017 of $15,426,000 by $4,981,000 (32.3%). Pre-tax income, excluding the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities, totaled $24,230,000 in 2018, an increase of $3,897,000 (19.2%) over adjusted pre-tax income of $20,333,000 in 2017. Excluding the additional income tax provision in 2017 resulting from the change in the federal income tax rate as well as the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities, the effective tax rate was 15.8% in 2018, significantly lower than the comparative adjusted 2017 effective tax rate of 24.1%. Other significant earnings-related variances were as follows:

•	Net interest income was higher by $3,755,000 (9.0%) for 2018 as compared to 2017. The net interest margin was 3.90% for 2018, up from 3.82% for 2017. The average yield on earning assets was 4.28% in 2018, up from 4.16% in 2017, reflecting an increase in average yield on loans of 0.18%. Average total loans outstanding were higher by $41.7 million (5.3%) for 2018 as compared to 2017, while average total available-for-sale debt securities were lower by $10.7 million. Average total deposits were $36.9 million (3.7%) higher in 2018 as compared to 2017. The average rate paid on interest-bearing liabilities was 0.56% in 2018, up 0.08% as compared to 2017. The average rate paid on interest-bearing deposits was up 0.16% in 2018 as compared to 2017, while the average cost of borrowed funds dropped to 1.83% from 2.54% because of the pay-off of higher-cost borrowings that matured in the latter portion of 2017.

•	The provision for loan losses was $584,000 in 2018, down from $801,000 in 2017. The 2018 provision included a charge of $457,000 related to specific loans (net increase in specific allowances on loans of $326,000 and net charge-offs of $131,000) and a net $127,000 charge attributable mainly to loan growth. In comparison, the provision in 2017 included $1,023,000 related to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period and a $101,000 increase in the unallocated portion of the allowance, with a reduction in the provision of $323,000 related to a reduction in the collectively determined allowance for loan losses.

•	Noninterest income increased $2,444,000 (15.1%) in 2018 over the 2017 amount. Other noninterest income increased $878,000, including $438,000 from the life insurance transaction described above as well as increases in dividends received on Federal Home Loan Bank of Pittsburgh stock, income from state tax credits, credit card interchange fees and revenue from merchant services. Total Trust and brokerage revenue increased $660,000 (10.7%), reflecting growth in the average value of assets under management as well as increased volume of brokerage transactions. Service charges on deposit accounts increased $611,000 (13.4%), mainly due to increased fees from the overdraft privilege program. Interchange revenue from debit card transactions increased $325,000 (14.6%), reflecting increases in volume. Loan servicing fees, net, increased $103,000, as the fair value of mortgage loan servicing rights decreased $83,000 in 2018 as compared to a decrease of $168,000 in 2017. Net gains from sales of loans decreased $136,000 (16.6%), reflecting a reduction in volume of residential mortgage loans originated and sold.

•	Total noninterest expense increased $2,519,000 (6.8%) in 2018 over the 2017 amount. Significant fluctuations include the following:
o	Salaries and wages expense increased $1,385,000 (8.8%), including the effects of annual performance-based salary adjustments for employees along with an increase of $672,000 in estimated cash and stock-based compensation expense and an increase in the average number of full-time equivalent employees (FTEs) to 297 in 2018 from 292 in 2017.
o	Pensions and other employee benefits expense decreased $89,000, reflecting a reduction of $202,000 in health insurance expense due to lower claims from C&N’s partially self-insured plan.
o	Other noninterest expense increased $389,000. Donations expense increased $229,000, including $250,000 from the June 2018 donation of the Towanda banking facility to a nonprofit organization. C&N entered into a lease with the nonprofit organization and continues to provide banking services there until a new location in the Towanda market can be obtained and prepared for use. Other significant variances within this category include an increase of $118,000 in consulting expense related to the overdraft privilege program, an increase of $104,000 in credit card processing and rewards expenses, a decrease of $247,000 in net loan collection expense and a decrease in other taxes of $118,000 from sales tax refunds received.
o	Data processing expenses increased $344,000 (14.3%), including increases in costs associated with document imaging and a new loan origination system implemented in 2018.
o	Professional fees increased $268,000 (30.7%). The increase in professional fees expense included $158,000 related to the pending acquisition of Monument, along with consulting costs related to Board governance and committee structures, implementation of new accounting standards, certification of a compliance-related software system and other corporate projects.
o	Telecommunications expense increased $173,000, including higher costs associated with data lines from a new telephone system.
o	Occupancy expense increased $157,000 (6.7%), including the effects of accelerated depreciation on the Ralston, Pennsylvania branch closed in November 2018 and an increase in repairs and maintenance expense at several locations.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,290,893,000 at December 31, 2018, as compared to $1,285,439,000 at September 30, 2018 and $1,276,959,000 at December 31, 2017.

•	Net loans outstanding (excluding mortgage loans held for sale) were $818,254,000 at December 31, 2018, up from $813,717,000 at September 30, 2018 and up 1.4% from $806,857,000 at December 31, 2017. In comparing outstanding balances at December 31, 2018 and 2017, total residential mortgage loans increased $9.5 million (2.1%) and total consumer loans increased $2.2 million (14.7%), while total commercial loans were flat. At December 31, 2018, the outstanding balance of commercial loan participations with other financial entities was $67.3 million, up from $65.7 million at September 30, 2018 and $61.2 million at December 31, 2017.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $171,742,000 at December 31, 2018 as compared to $171,516,000 at September 30, 2018 and $169,725,000 at December 31, 2017.

•	Total nonperforming assets as a percentage of total assets was 1.37% at December 31, 2018 as compared to 1.30% at September 30, 2018 and 1.47% at December 31, 2017.

•	Deposits and repo sweep accounts totaled $1,039,625,000 at December 31, 2018, down from $1,049,368,000 at September 30, 2018 and up 2.7% from $1,012,215,000 at December 31, 2017.

•	Total shareholders’ equity was $197,368,000 at December 31, 2018 as compared to $189,987,000 at September 30, 2018 and $188,443,000 at December 31, 2017. Within shareholders’ equity, the portion of accumulated other comprehensive (loss) income related to available-for-sale debt securities was ($4,307,000) at December 31, 2018 as compared to ($8,502,000) at September 30, 2018 and ($1,566,000) at December 31, 2017. Fluctuations in accumulated other comprehensive (loss) income have been caused by increases in interest rates and the effect of the lower corporate income tax rate on municipal bonds, which have resulted in an overall net reduction in the fair value of available-for-sale debt securities.

•	C&N and Citizens & Northern Bank are subject to various regulatory capital requirements. At December 31, 2018, C&N and Citizens & Northern Bank continue to maintain regulatory capital ratios that exceed all capital adequacy requirements.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $862,517,000 at December 31, 2018, down 5.9% from $916,580,000 at December 31, 2017. The reduction in Trust assets under management reflects the effects of significant reductions in U.S and many international equity market valuations in the fourth quarter 2018.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 25 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, New York. C&N’s most recently opened location, in Elmira, New York, offers commercial, residential and consumer lending services. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of the likelihood of closing the pending merger transaction with Monument Bancorp, Inc.; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.